Exhibit 3.3

CERTIFICATE FOR PARTNERSHIP UNITS OF

DIGITAL REALTY TRUST, L.P.

No.	UNITS

Digital Realty Trust, Inc., as the General Partner of Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), hereby certifies that                                                      , a                                 , is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the                                  Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., (the “Partnership Agreement”), under which the Operating Partnership is existing and as filed in the office of the Maryland State Department of Assessments and Taxation (copies of which are on file at the Operating Partnership’s principal office at 560 Mission Street, Suite 2900, San Francisco, California 94105), represent                                  units of limited partnership interest in the Operating Partnership.

THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE                      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DIGITAL REALTY TRUST, L.P. AS OF                      AS IT MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, THE UNITS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE GENERAL PARTNER AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

DATED:

DIGITAL REALTY TRUST, INC.

General Partner of
Digital Realty Trust, L.P.

ATTEST:

By:		By:
	Name:	Name:
Title: